                                     FORM OF
                                  AMENDMENT TO
                                  SCHEDULE 1.d

                          Separate Account Subaccounts
                          Available under the Contracts
                      Subject to the Wholesaling Agreement
                           Effective February 22, 2000

Name of Separate Account                      Subaccounts
------------------------                      -----------
Lincoln Life Variable Annuity Account N       AIM V.I. Capital Appreciation
                                              AIM V.I. Growth Subaccount
                                              AIM V.I. Value Subaccount
                                              AIM V.I. International Equity Subaccount
                                              Alliance Premier Growth Subaccount
                                              Alliance Growth and Income Subaccount
                                              Alliance Growth Subaccount
                                              Alliance Technology Subaccount
                                              AVIS Global Small Capitalization Subaccount
                                              AVIS Growth Subaccount
                                              AVIS International Subaccount
                                              AVIS Growth-Income Subaccount
                                              BT Insurance Trust Equity 500 index Subaccount
                                              Delaware Group Aggressive Growth
                                              Delaware Group Growth & Income Subaccount
                                              Delaware Group Devon Subaccount
                                              Delaware Group Social Awareness Subaccount
                                              Delaware Group REIT Subaccount
                                              Delaware Group Small Cap Value Subaccount
                                              Delaware Group Trend Subaccount
                                              Delaware Group International Equity Subaccount
                                              Delaware Group Emerging Markets Subaccount
                                              Delaware Group Delchester Subaccount
                                              Dreyfus Variable Fund Small Cap Subaccount
                                              Fidelity VIP Equity-Income Subaccount
                                              Fidelity VIP Growth Subaccount
                                              Fidelity VIP Overseas Subaccount
                                              Fidelity VIP III Growth Opportunities Subaccount
                                              Kemper Variable Series Govt. Securities Subaccount
                                              Kemper Variable Series Small Cap Growth Subaccount
                                              Liberty Variable Trust Colonial U.S. Growth & Income
                                              Subaccount
                                              Liberty Variable Trust Newport Tiger Subaccount
                                              Lincoln National Bond Subaccount
                                              Lincoln National Money Market Subaccount
                                              MFS Variable Trust Total Return Subaccount
                                              MFS Variable Trust Utilities Subaccount
                                              MFS Variable Trust Emerging Growth Subaccount
                                              MFS Variable Trust Research Subaccount
                                              OCC Trust Global Equity Subaccount
                                              OCC Trust Managed Subaccount
                                              Templeton Franklin Small Cap Securities Subaccount
                                              Templeton Mutual Shares Securities Subaccount
                                              Templeton International Subaccount
                                              Templeton Global Growth Subaccount

                                  AMENDMENT TO
                                  SCHEDULE 1.g

                   Contracts Subject to Wholesaling Agreement
                           Effective November 29, 1999

                                                    SEC (`33 Act)
    Marketing                      Policy           Registration       Name of
Name of Contract                   Form No.         No.                Separate Account
----------------                   --------         ---                ----------------
Delaware-Lincoln Choice Plus       AN425-LL*        333-40937          Lincoln Life Variable
                                                                       Annuity Account N

Delaware-Lincoln Choice Plus XL    AN425-LL*        333-62819          Lincoln Life Variable
                                                                       Annuity Account N


*There are multiple versions by state.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Schedules 1.d and 1.g to be executed in its name and behalf by its duly authorized officer on the date specified below.



THE LINCOLN NATIONAL LIFE INSURANCE COMPANY



By:                                                       Date:
   ------------------------------------                        -----------------
Name:  G. Michael Antrobus
Title: Second Vice President






DELAWARE DISTRIBUTORS, L.P.
By:    DELAWARE DISTRIBUTORS, INC.
       (General Partner)


By:                                                       Date:
   ------------------------------------                        -----------------
Name:  Wayne A. Stork
Title: Chairman, President and
       Chief Executive Officer

                                     FORM OF
                                  AMENDMENT TO
                                  SCHEDULE 9.a

                              COMPENSATION SCHEDULE
                           EFFECTIVE NOVEMBER 29, 1999


Compensation Payable by Lincoln to DELAWARE for Wholesaling Activity
--------------------------------------------------------------------


Both ChoicePlus and ChoicePlus XL pay the same wholesaling allowances, which vary by year of deposit. All wholesaling allowances are paid as a percent of new deposits; no trail of any kind is paid.

Year of Deposit                                  Allowance*
---------------                                  ----------
(Calendar Year)                                  (Percent of New Deposit)
1998                                             0.75%
1999                                             2.08%
2000                                             1.41%
2001                                             1.00%
2002                                             0.75%

Compensation will be paid to DELAWARE according to then current Lincoln practice, but no less frequently than weekly.

On all business produced through the LFA distribution system, the allowance shown in the table above will be reduced by the estimated cost of the bonus program for LFA producers. The amount will be determined annually prior to the beginning of the calendar year.

* To the extent that the full gross dealer compensation available under compensation options 1, 2, or 3 as shown below is not paid to a broker/dealer, the difference between what is paid and the amount available under options 1, 2, or 3 will be paid to DELAWARE. This is in addition to the percentage shown in the table above.

To the extent more than the full gross dealer compensation available under compensation options 1, 2, or 3 as shown below is paid to a broker/dealer, the excess over the amount available under options 1, 2, or 3 will be paid to LINCOLN. This will be a deduction from the percentage shown in the table above.

      Option       Age 80 or Less       Ages 81-85      Ages 86-90
      ------       --------------       ----------      ----------
        1               6.50%              4.50%          3.00%
        2               4.00%              2.50%          1.50%
        3               4.75%              3.25%          2.25%

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to
Schedule 9.a to be executed in its name and behalf by its duly authorized officer on the date specified below.



THE LINCOLN NATIONAL LIFE INSURANCE COMPANY



By:                                                       Date:
   ------------------------------------                        -----------------
Name:  G. Michael Antrobus
Title: Second Vice President





DELAWARE DISTRIBUTORS, L.P.
By:    DELAWARE DISTRIBUTORS, INC.
       (General Partner)


By:                                                       Date:
   ------------------------------------                        -----------------
Name:  Wayne A. Stork
Title: Chairman, President and
       Chief Executive Officer